Exhibit 107

Calculation of Filing Fee Tables Form S-3

(Form Type)

LEIDOS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

LEIDOS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.000 par value per share (1)	Rule 456(b) and 457(r)

	Equity	Preferred Stock, $0.0001 par value per share (1)	Rule 456(b) and 457(r)

	Debt	Debt Securities (1) (4)	Rule 456(b) and 457(r)

	Debt	Guarantees of Debt Securities (1) (4)	Rule 456(b) and 457(r)

	Other	Warrants (1) (5)	Rule 456(b) and 457(r)

	Other	Purchase Contracts (1)	Rule 456(b) and 457(r)

	Other	Units (1)	Rule 456(b) and 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Total Offering Amount

	Total Fees Previously Paid				—	—		—

Net Fee Due

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)

In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees, which will be paid from time to time in one or more offerings of securities to be made hereunder.

(4)	Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.
(5)	The warrants covered by this registration statement may be warrants for debt securities or equity securities of third parties or other rights.